As filed with the Securities and Exchange Commission on June 6, 2005
                                               Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AVATAR HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                     23-1739078
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                              AVATAR HOLDINGS INC.
                 AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL
                      ACCUMULATION PLAN (2005 RESTATEMENT)
                              (Full Title of Plans)


                               JUANITA I. KERRIGAN
                          VICE PRESIDENT AND SECRETARY
                              AVATAR HOLDINGS INC.
                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             ROBERT TODD LANG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                Proposed               Proposed          Amount of
                                                        Amount to be        Maximum Offering      Maximum Aggregate    Registration
Title of Each Class of Securities to be Registered      Registered(1)      Price Per Share(2)     Offering Price(2)         Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share                400,000 shares            $47.87              $19,148,000         $2,253.72
====================================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of an additional 400,000 shares of common stock (the "Common Stock") of Avatar Holdings Inc. (the "Registrant"), par value $1.00 per share, which are issuable under the 2005 Restatement of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there shall also be deemed registered hereby such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock on The Nasdaq Stock Market on June 3, 2005.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1993, as amended, (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE.
-----------------

           Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers an additional 400,000 shares of the Registrant's Common Stock, which are securities of the same class of securities as those shares registered on the Registrant's registration statement on Form S-8 previously filed with the Commission on June 19, 2001 (Registration No. 333-63278), the contents of which are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by the Registrant (File No. 0-7616) are incorporated herein by reference:

           (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

           (ii) the amendment to the Registrant's Annual Report for the fiscal year ended December 31, 2004 filed on Form 10-K/A with the Commission on June 3, 2005;

           (iii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005; and

           (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 15, 1980, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Certain members of Weil, Gotshal & Manges LLP, counsel to the Registrant, own approximately 12,737 shares of the Registrant's Common Stock.

ITEM 8.  EXHIBITS.

           4.1   -    Certificate of Incorporation, as amended and restated May
                      28, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30,
                      1998, (File No. 0-7616)).

           4.2   -    Certificate of Amendment of Restated Certificate of
                      Incorporation, dated May 26, 2000 (incorporated by reference to Exhibit 3(b), to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 0-7616)).

           4.3   -    Amended and Restated By-laws as of March 5, 2004
                      (incorporated by reference to Exhibit 3(d) to the Registrant's Form 10-K for the year ended December 31,
                      2003 (File No. 0-7616)).

           4.4   -    Specimen Common Stock Certificate (incorporated by
                      reference to Exhibit 1(a) to the Registrant's Registration
                      Statement on Form 8-A, filed with the Commission on October 15, 1980 (File No. 0-7616)).

           5     -    Opinion of Weil, Gotshal & Manges LLP (filed herewith).

           23.1  -    Consent of Ernst & Young LLP (filed herewith).

           23.2  -    Consent of Ernst & Young LLP (filed herewith).

           23.3  -    Consent of Weil, Gotshal & Manges LLP (included in its
                      opinion which appears as Exhibit 5 to this Registration
                      Statement).

           24    -    Power of Attorney (included as part of the signature page
                      to this Registration Statement and incorporated herein by reference).

           99.1  -    Avatar Holdings Inc. 1997 Incentive and Capital
                      Accumulation Plan (incorporated by reference to Exhibit
                      10(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-7616)).

           99.2  -    Avatar Holdings Inc. Amended and Restated 1997 Incentive
                      and Capital Accumulation Plan (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1999) (File No. 0-7616)).

           99.3  -    Amendment to the Avatar Holdings Inc. Amended and Restated
                      1997 Incentive and Capital Accumulation Plan (incorporated by reference to Exhibit 99.3 to the Registrant's Form S-8 filed with the Commission on June 19, 2001) (Registration
                      No. 333-63278)).

           99.4  -    Avatar Holdings Inc. Amended and Restated 1997 Incentive
                      and Capital Accumulation Plan (2005 Restatement)
                      (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the Commission on May 31,
                      2005 (File No. 0-7616)).

ITEM 9.  UNDERTAKINGS.

           (a)        The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) to include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in this Registration Statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in the volume
                                            of securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high and the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Securities and
                                            Exchange Commission pursuant to Rule
                                            424(b) if, in the aggregate, the
                                            changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective Registration
                                            Statement; and

                                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                      provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on this 6th day of June, 2005.


                              AVATAR HOLDINGS INC.

                              By: /s/ Gerald D. Kelfer
                                  ---------------------------------------------
                                  Name: Gerald D. Kelfer
                                  Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerald D. Kelfer, Juanita I. Kerrigan and Charles L. McNairy, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                   Title                              Date
          ---------                                   -----                              ----
/s/ Gerald D. Kelfer                      President, Chief Executive                  June 6, 2005
-------------------------------           Officer and Director (Principal
      Gerald D. Kelfer                    Executive Officer)


/s/ Charles L. McNairy                    Executive Vice President, Treasurer         June 6, 2005
-------------------------------           and Chief Financial Officer
     Charles L. McNairy                   (Principal Financial Officer)


/s/ Michael P. Rama                       Controller (Principal Accounting            June 6, 2005
-------------------------------           Officer)
       Michael P. Rama


/s/ Eduardo A. Brea                       Director                                    June 6, 2005
-------------------------------
       Eduardo A. Brea


                                      II-5

          Signature                                   Title                              Date
          ---------                                   -----                              ----

/s/ Milton H. Dresner                     Director                                    June 6, 2005
-------------------------------
      Milton H. Dresner


/s/ Martin Meyerson                       Director                                    June 6, 2005
-------------------------------
       Martin Meyerson


/s/ Jack Nash                             Director                                    June 6, 2005
-------------------------------
          Jack Nash


/s/ Joshua Nash                           Director; Chairman of the Board             June 6, 2005
-------------------------------
         Joshua Nash


/s/ Kenneth T. Rosen                      Director                                    June 6, 2005
-------------------------------
      Kenneth T. Rosen


/s/ Joel M. Simon                         Director                                    June 6, 2005
-------------------------------
        Joel M. Simon


/s/ Fred Stanton Smith                    Director                                    June 6, 2005
-------------------------------
     Fred Stanton Smith


/s/ William G. Spears                     Director                                    June 6, 2005
-------------------------------
      William G. Spears


/s/ Beth A. Stewart                       Director                                    June 6, 2005
-------------------------------
       Beth A. Stewart


                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION
-----------           -----------

    4.1       -       Certificate of Incorporation, as amended and restated May
                      28, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30,
                      1998, (File No. 0-7616)).

    4.2       -       Certificate of Amendment of Restated Certificate of
                      Incorporation, dated May 26, 2000 (incorporated by reference to Exhibit 3(b), to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 0-7616)).

    4.3       -       Amended and Restated By-laws as of March 5, 2004
                      (incorporated by reference to Exhibit 3(d) to the Registrant's Form 10-K for the year ended December 31,
                      2003 (File No. 0-7616)).

    4.4       -       Specimen Common Stock Certificate (incorporated by
                      reference to Exhibit 1(a) to the Registrant's Registration
                      Statement on Form 8-A, filed with the Commission on October 15, 1980 (File No. 0-7616)).

    5         -       Opinion of Weil, Gotshal & Manges LLP (filed herewith).

    23.1      -       Consent of Ernst & Young LLP (filed herewith).

    23.2      -       Consent of Ernst & Young LLP (filed herewith).

    23.3      -       Consent of Weil, Gotshal & Manges LLP (included in its
                      opinion which appears as Exhibit 5 to this Registration
                      Statement).

    24        -       Power of Attorney (included as part of the signature page
                      to this Registration Statement and incorporated herein by reference).

    99.1      -       Avatar Holdings Inc. 1997 Incentive and Capital
                      Accumulation Plan (incorporated by reference to Exhibit
                      10(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-7616)).

    99.2      -       Avatar Holdings Inc. Amended and Restated 1997 Incentive
                      and Capital Accumulation Plan (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1999) (File No. 0-7616)).

    99.3      -       Amendment to the Avatar Holdings Inc. Amended and Restated
                      1997 Incentive and Capital Accumulation Plan (incorporated by reference to Exhibit 99.3 to the Registrant's Form S-8 filed with the Commission on June 19, 2001) (Registration
                      No. 333-63278).

    99.4      -       Avatar Holdings Inc. Amended and Restated 1997 Incentive
                      and Capital Accumulation Plan (2005 Restatement)
                      (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the Commission on May 31,
                      2005 (File No. 0-7616)).